Exhibit 4.10

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [****], HAS BEEN EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN PERSONAL INFORMATION IN THIS EXHIBIT, MARKED BY [XXXXX] HAS BEEN EXCLUDED.

AMENDMENT No. 03/2020 TO THE SMS MESSAGE SERVICE AGREEMENT ENTERED INTO BETWEEN OI MÓVEL S/A AND ZENVIA MOBILE SERVIÇOS DIGITAIS S.A

ZENVIA MOBILE SERVIÇOS DIGITAIS S.A., headquartered at Avenida Dr. Nilo Peçanha, 2900, 14th floor - Chácara das Pedras - Porto Alegre - RS - Zip Code: 91330-001, enrolled with Corporate Taxpayers’ Registry (CNPJ) under No. 14.096.190/0001-05, hereby represented according to its Articles of Incorporation, hereinafter referred to as "COMPANY" and,

OI MÓVEL S/A - in court reorganization – a company providing personal mobile service, headquartered at Setor Comercial Norte, block 03, tower A, Ed. Estação Telefônica, Ground Floor - Part 2, Brasília, enrolled with Corporate Taxpayers’ Registry (CNPJ) under No. 05.423.963/0001-11, hereby represented according to its Articles of Incorporation, by its undersigned legal representatives, hereinafter referred to as "PROVIDER SERVICE".

When referred to jointly, hereinafter referred to as the "Parties" and, separately, as "Party";

WHEREAS:

(i) The Parties have entered into, by and between themselves, the SMS Message Service Agreement , dated 11/14/2019 ("Agreement"), which enables, as regulated by ANATEL (Brazilian Telecommunications Agency), the sending and receiving of short text messages in accordance with the Short Message Service standard ("SMS Messages"); and

(ii) The Parties have entered into a specific commercial agreement for the supply of a package of pre-paid SMS Messages by the COMPANY with pre-determined duration, prices and volume;

The Parties agree to execute this Amendment to the SMS Message Services Agreement ("Agreement"), as follows:

CLAUSE ONE - OBJECT

1.1    The SERVICE PROVIDER shall provide [***] SMS Messages to the COMPANY for the price of [***] per SMS Message.

1.1.1 The COMPANY may use the SMS Messages specified in item 1.1 above for the period from [***] to [***] and after this period the use of the volume will be terminated regardless of the existing balance.

The SERVICE PROVIDER will send a report with the description of the amount of volume consumed in the month by the COMPANY.

1.1.2 In the event that the SMS package set forth in Section 1.1 is fully utilized prior to the date of 05/13/2021, the excess for the month will be charged at the fee schedule for the period utilized;

1.1.3 The COMPANY shall pay the total amount of [***], in connection to the SMS Messages listed in item 1.1 above, to the SERVICE PROVIDER in a single installment due on January 29, 2021.

1.1.3.1 Billing and related invoices for the services under this Amendment will be issued only as of January 2021.

1.1.4 Due to the prepaid contract and the differentiated commercial conditions, the SERVICE PROVIDER requests the COMPANY not to commercially approach the following customers at its initiative.

- Customers: Banco do Brasil (including affiliates that will be listed in the agreement) and Itaú (including affiliates that will be listed in the agreement);

1.1.5 The SERVICE PROVIDER undertakes to deliver the volume contracted in item 1.1; or, if some misfortune takes place before the total delivery of this volume, the SERVICE PROVIDER undertakes to make a proportional refund of the amounts paid x unused volumes by the COMPANY;

1.1.5.1 The refund provided in the previous item must occur within 30 (thirty) days of the interruption of services provided under the conditions of this Agreement, by bank transfer to the bank account of the COMPANY, under penalty of a non-compensatory fine corresponding to [***] of the amounts to be returned;

1.1.6 The SERVICE PROVIDER agrees and confirms that it is subject to all obligations and duties set forth in the SMS Message Services Agreement, executed between the Parties and dated 11/14/2019 regarding the delivery of the volume contracted in item 1.1, as well as other obligations related to the sending of SMS Messages.

CLAUSE TWO - VALIDITY OF THE COMMERCIAL AGREEMENT - PREPAID SMS

2.1. This term will be valid until the total use of the volume mentioned in item 1.1. After the expiration of the validity of this Amendment, the parties will comply with the Amendment with the price list in force.

2.2 The parties agree that at the end of the period stipulated in item 1.1.1, [***], with the total use of the volume of SMS Messages purchased under the conditions established in this Amendment, the COMPANY may be granted the option to purchase a new package of messages, with a new period of use, greater or equal to the current one, upon prior negotiation of 30 days between the parties.

It is agreed that the amounts that may be set, according to terms and volumes, must follow the price table and commercial conditions in effect at the time of the negotiation.

CLAUSE THREE - GENERAL PROVISIONS

3.1 The Agreement, in all its clauses, items and sub-items, and Attachments, which have not been the object of express amendment by this instrument, remains unchanged and in full force, being for all legal effects hereby ratified.

3.2 The SERVICE PROVIDER confirms that it will make every reasonable effort to ensure that the conditions stipulated in this Amendment are maintained in full and that they shall be binding upon third parties who may succeed it in the performance of their obligations for any purpose.

And, in witness whereof, the Parties sign this instrument in two (2) counterparts of equal content and for one sole purpose, in the presence of the witnesses below.

São Paulo, November 13th, 2020.

Oi Móvel S.A. (under judicial reorganization)

Name: Michele Fernandes Borges

Position: Sales Manager

Name: Daniel de Souza

Position: Sales Manager

For the COMPANY

Name: Fábio Matias de Souza

Position: BUSINESS OFFICER

Name: Tercio Hartmann Knoig

Position: Controller

WITNESSES:

1.

Name: Luiz Fernandes Moriggi

Individual Taxpayer Registration Number: [XXXXX]

2.

Name:

Individual Taxpayer Registration Number: [XXXXX]